Exhibit 3.2

                                     BYLAWS

                                       OF

                                NANOSENSORS, INC.

                             ARTICLE I -SHAREHOLDERS

      1.01 ANNUAL MEETING. Unless the Directors or the President of the corporation select a different time or date, the annual meeting of shareholders shall be held each year at the location set by the Directors or if no location is set, at the corporation's office. The annual meeting shall be for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

      1.02 SPECIAL MEETING. Special meetings of shareholders may be called at any time by the Board of Directors, any two directors or the President.


      1.03 LOCATION OF MEETING. Meetings of shareholders shall be held at the principal executive office of the corporation or at any other place which may be designated by the Board of Directors.

      1.04 NOTICE.

      (a) Annual And Special Meetings. A written notice of each meeting of shareholders shall be given not more than sixty (60) days and, except as provided below, not less than ten (10) days before the date of the meeting to each shareholder entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by management for election. The notice shall also state (i) in the case of an annual meeting, those matters which the Board of Directors intends to present for action by the shareholders, and (ii) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by mail or other means addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice or as otherwise provided by law. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board of Directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause a notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty-five
(35) nor more than sixty (60) days after the receipt of the request.


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      (b) Adjourned Meetings. Notice of an adjourned meeting need not be given if (i) the meeting is adjourned for forty-five (45) days or less; (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken; and (iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

      1.05 RECORD DATE. The Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of any meeting to vote, to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights. Such record date shall not be more than sixty
(60) nor less than ten (10) days prior to the date of the meeting or more than sixty (60) days prior to such other action. Except as provided by law, when a record date is so fixed, only shareholders on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have the express or other notice of such claim or interest. A determination of shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than forty-five (45) days from the date set for the original meeting.

      1.06 MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had a meeting duly been held after regular call and notice if a quorum is present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes, a shareholder shall not be considered present at a meeting if, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

      1.07 QUORUM AND REQUIRED VOTE. A majority of the shares entitled to vote represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of the majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.


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      1.08 PROXIES. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within six
(6) months prior to the meeting, unless the proxy specifies a different length of time, but in no event may the proxy continue in force for more than seven (7) years. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

      1.09 VOTING. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot. At every election of directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principle among as many candidates as desired; however, no shareholder shall be entitled to cumulate votes for anyone or more candidates unless such candidates or candidates' names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes.

      1.10 ELECTION INSPECTORS. One (1) or three (3) election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the chairman of the meeting. If not previously chosen, one (1) or three (3) inspectors shall be appointed by the chairman of the meeting if a shareholder or proxyholder so requests. When inspectors are appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three (3) inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.


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      1.11 ACTION WITHOUT MEETING. Except as provided below or by the Articles of Incorporation, any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed, before or after the action, by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

      1.12 REPORTS. Any annual report to shareholders specified in the Nevada Revised Statutes is dispensed with, except as the Board of Directors may otherwise determine, as long as here are less than one hundred (100) holders of record of the corporation's shares. Any such annual report sent to shareholders shall be sent at least fifteen (15) days prior to the next annual meeting of shareholders.

      1.13 LOST STOCK CERTIFICATES. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The Corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating such certificate was lost, stolen or destroyed or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

      1.14 CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

      All certificates shall be signed in the name of the corporation by the President or the Treasurer or the Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.


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      Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

      1.15 TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      1.16 LEGEND CONDITION. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

      1.17 PROVISION RESTRICTING TRANSFER OF SHARES. Before there can be a valid sale or transfer of any of the shares of this corporation by the holders thereof, the holder of the shares to be sold or transferred shall first be given notice in writing to the Secretary of this corporation of his or her intention to sell or transfer such shares. The notice shall specify the number of shares to be sold or transferred, the price per share and the terms upon which such holder intends to make such sale or transfer. The Secretary shall within five
(5) days thereafter, mail or deliver a copy of said notice to each of the other Shareholders of record of this corporation. Such notice may be delivered to such Shareholders, as the same may appear on the books of this corporation. Within thirty (30) days after the mailing or delivery of the notice to the such Shareholders, any such Shareholder or Shareholders desiring to acquire any part or all of the shares referred to in the notice shall deliver by mail or otherwise to the Secretary of this corporation a written offer or offers to purchase a specified number or numbers of such shares at the price and upon the terms stated in the notice.

      If the total number of shares specified in such offers exceed the number of shares referred to in the notice, each offering Shareholder shall be entitled to purchase such proportion of the shares referred to in the notice to the Secretary, as the number of shares of this corporation, which he or she holds, bears to the total number of shares held by all Shareholders desiring to purchase the shares referred to in said notice to the Secretary.

      If all of the shares referred to in the notice to the Secretary are not disposed of under such apportionment, each Shareholder desiring to purchase shares in a number in excess of his or her proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he or she holds bears to the total number of shares hold by all of the Shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.


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      The aforesaid right to purchase the shares referred to in the notice to the Secretary shall apply only if all of the shares referred to in the notice are purchased. Unless all of the shares referred to in the notice to the Secretary are purchased, in accordance with offers made within the thirty day period, the Shareholder desiring to sell or transfer may dispose of all shares of stock referred to in the notice to the Secretary to any person or persons whomsoever; provided, however, that he or she shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in the notice to Secretary.

      Any sale or transfer, or purported sale or transfer, of the shares of the corporation shall be null and void unless the terms, conditions and provisions of this section are strictly observed and followed.

                        ARTICLE II - BOARD OF DIRECTORS

      2.01 NUMBER. The number of directors of this corporation shall be at least one (1) but not more than nine (9) until such number is changed by an amendment of the Articles of Incorporation or this Bylaw.

      2.02 POWERS. Subject to the limitations imposed by law or contained in the Articles of Incorporation, the business and affairs of corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of the Board of Directors.

      2.03 ELECTION, TERM OF OFFICE AND VACANCIES. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of a director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors.

      2.04 REMOVAL. Except as described below, any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of the majority of the outstanding shares entitled to vote. Unless the Board of Directors is so removed, no director may be removed if (i) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted and (ii) the entire number of directors authorized at the time of the director's most recent election were then being elected.


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      2.05 RESIGNATION. Any director may resign by giving written notice to the
President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

      2.06 COMPENSATION. If the Board of Directors so resolves, the directors shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any director from serving the corporation in another capacity and receiving compensation for such services.

      2.07 COMMITTEES. The Board of Directors may, by resolution adopted by the majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by the resolution of the Board of Directors, a committee may exercise all of the authority of the Board to the extent permitted by the Nevada Revised Statutes.

      2.08 INSPECTION OF RECORDS AND PROPERTIES. Each director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections are to be made either by the director or the director's agent or attorney. The right of inspection includes the right to copy and make extracts.

      2.09 TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Unless the Board of Directors otherwise determines, the Board shall hold a regular meeting during each quarter of the Corporation's fiscal year. One such meeting shall take place immediately following the annual meeting of shareholders. All meetings of directors shall be held at the principal executive office of the corporation or at such other place as shall be designated in the notice for the meeting or in resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members so participating can hear each other. 2.10 CALL. Meetings of the Board of Directors, whether regular or special, may be called by the President, the Secretary, or any directors.


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      2.11 NOTICE. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board. Special meetings shall be held upon four (4) days' notice by mail or twenty-four (24) hours' notice delivered personally or by telephone, email or telecopier, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. If a meeting is adjourned for more than twenty-four (24) hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

      2.12 MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

      2.13 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

      2.14 QUORUM AND REQUIRED VOTE. A majority of the directors then in office shall constitute a quorum for the transaction of business provided that unless the authorized number of directors is one (1), the number constituting a quorum shall not be less than two (2) directors. Except as otherwise provided by the Nevada Revised Statutes, the Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

                             ARTICLE III - OFFICERS

      3.01 TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the corporation shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chief Financial Officer and one (1) or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. The President shall serve as Chairman of the Board. All Officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.


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      3.02 ELECTION, TERM OF OFFICE AND VACANCIES. At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation. No officer need be a member of the Board of Directors except the President. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.

      3.03 RESIGNATION. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

      3.04 SALARIES. The Board of Directors shall fix the salaries of the Chairman of the Board and President and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the President shall fix such salaries.

      3.05 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside over all meetings of the Board of Directors.

      3.06 PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of shareholders, shall be ex officio a member of any committees of the Board shall effectuate orders and resolutions of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

      3.07 SECRETARY. The Secretary shall have the following powers and duties:

            (a) Record of Corporate Proceedings. The Secretary shall attend all meetings of the Board of Directors and its committees and of shareholders and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the corporation or at such other place as the Board of Directors may determine.


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            (b) Record of Shares. Unless a transfer agent is appointed by the
Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the corporation a share register showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

            (c) Notices. The Secretary shall give such notices as may be required by law or these Bylaws.

            (d) Additional Powers and Duties. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

      3.08 TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall have custody of the Corporate funds and securities and shall keep adequate and correct accounts of the corporation's properties and business transactions. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and directors, at regular meetings of the Board of Directors or whenever the Board may require, an account of all transactions and the financial condition of the corporation and shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

      3.09 OTHER OFFICERS. The other officers of the corporation, if any, shall perform such duties as the Board of Directors or President shall prescribe.

                ARTICLE IV - EXECUTION OF CORPORATE INSTRUMENTS,
                         RATIFICATION OF CONTRACTS, AND
                    VOTING OF SHARES OWNED BY THE CORPORATION

      4.01 EXECUTION OF CORPORATE INSTRUMENTS. The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or documents, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. Unless otherwise specifically determined by the Board:

            (a) formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal (except for share certificates issued by the Corporation), and share certificates owned by the Corporation, shall be executed, signed, or endorsed by the President, or jointly endorsed by the Secretary and Treasurer; (b) checks drawn on banks or other depositories on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed in such manner (which may be a facsimile signature) and by such person or persons as shall be authorized by the Board;


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            (c) dividend warrants, drafts, insurance policies, and all other instruments and documents requiring the corporate signature, but not requiring the corporate seal, shall be executed or signed in the manner directed by the Board; and

            (d) share certificates issued by the Corporation shall be signed (which may be a facsimile signature) jointly by (i) the President or (ii) the Secretary and the Treasurer.

            4.02 RATIFICATION BY SHAREHOLDERS. The Board may, in its discretion, submit any contract or act for approval or ratification by the shareholders at any annual meeting of shareholders or at any special meeting of shareholders called for that purpose. Any contract or act which shall be approved or ratified by the holders of a majority of the voting power of the Corporation represented at such meeting shall be as valid and binding upon the Corporation as though approved or ratified by each and every shareholder of the Corporation, unless a greater vote is required by law for such purpose.

      4.03 VOTING OF SHARES OWNED BY THE CORPORATION. All shares of other corporations owned or held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board or, in the absence of such authorization, by the President, the Secretary or the Treasurer.

                         ARTICLE V - SHARE CERTIFICATES

      5.01 FORM OF CERTIFICATES. Share certificates of the Corporation shall be in such form and design as the Board shall determine. Each certificate shall state the certificate number, the date of issuance, the number, designation, class, and the name of the record holder of the shares represented thereby, the name of the Corporation, and if the shares of the Corporation are classified or if an class of shares has two (2) or more series, the legends, if any, required by the California Corporations Code.

      5.02 TRANSFER OF SHARES. Shares may be transferred in any manner permitted or provided by law. Before any transfer of shares is entered upon the books of the Corporation or recognized by the designated transfer agent and/or registrar of the Corporation, or any new certificate is issued therefor, the old certificate, properly endorsed, shall. be surrendered and canceled, except when a certificate has been lost or destroyed.


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      5.03 LOST CERTIFICATES. The Board may order a new share certificate to be issued in the place of any certificate alleged to have been lost or destroyed, but in every such case the owner of the lost certificate may be required to give the Corporation a bond, with surety, in such form and amount as the Board may determine, as indemnity against any loss or claim that the Corporation may incur by reason of the issuance of a new certificate.

                ARTICLE VI - INDEMNIFICATION OF CORPORATE AGENTS

      The Corporation shall indemnify any and all of its Directors or Officers or former Directors or Officers or any person who may have served at its request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Directors or Officers or a Director of Officer of the Corporation or of such other corporation, except in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct, in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law agreement, vote of stockholders or otherwise.

                            ARTICLE VII - AMENDMENTS

      7.01 AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, these Bylaws, or the Articles of Incorporation.

      7.02 AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 7.01, any bylaw, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the Board.


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